UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 21, 2016

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2016, the Board of Directors of Peapack-Gladstone Financial Corporation (the “Corporation”) appointed Francesco Rossi, age 41, as Senior Vice President and Chief Accounting Officer of the Corporation and Peapack-Gladstone Bank, the Corporation’s bank subsidiary (the “Bank”), effective immediately.  A copy of the press release announcing Mr. Rossi’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

There is no arrangement or understanding with any other person pursuant to which Mr. Rossi was appointed as Senior Vice President and Chief Accounting Officer, and there are no family relationships between Mr. Rossi and any director or executive officer of the Bank.  Additionally, Mr. Rossi is not a party to any transaction that is reportable under Item 404(a) of Regulation S-K.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

99.1	Press Release dated September 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Date: September 23, 2016	By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and Chief Financial Officer